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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Russo, Karen M. Muller and Michael R. Milversted and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any Registration Statement previously filed by the Registrant or a predecessor in interest, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


       SIGNATURES                          TITLE                      DATE
       ----------                          -----                      ----

                                 Chief Executive Officer and
/s/ Richard S. Fuld, Jr.          Chairman of the Board of        April 15, 1997
----------------------------              Directors
    Richard S. Fuld, Jr.        (principal executive officer)



/s/ Charles B. Hintz              Chief Financial Officer
----------------------------    (principal financial officer)     April 15, 1997
    Charles B. Hintz




/s/ Michael L. Ainslie                    Director                April 15, 1997
----------------------------
    Michael L. Ainslie


/s/ John F. Akers                         Director                April 15, 1997
----------------------------
    John F. Akers



/s/ Roger S. Berlind                      Director                April 15, 1997
----------------------------
    Roger S. Berlind



/s/ Thomas H. Cruikshank                  Director                April 15, 1997
----------------------------
    Thomas H. Cruikshank



/s/ Katsumi Funaki                        Director                April 15, 1997
----------------------------
    Katsumi Funaki



/s/ Henry Kaufman                         Director                April 15, 1997
----------------------------
    Henry Kaufman
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       SIGNATURES                          TITLE                      DATE
       ----------                          -----                      ----



/s/ John D. Macomber                      Director                April 15, 1997
----------------------------
    John D. Macomber



/s/ Dina Merrill                          Director                April 15, 1997
----------------------------
    Dina Merrill



/s/ Masataka Shimasaki                    Director                April 15, 1997
----------------------------
    Masataka Shimasaki